As filed with the Securities and Exchange Commission on October 1, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WRIGHT MEDICAL GROUP N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	98-0509600
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Prins Bernhardplein 200

1097 JB Amsterdam, The Netherlands

(+ 31) 20 675 4002

(Address of principal executive offices) (Zip code)

Wright Medical Group N.V.

Amended and Restated 2010 Incentive Plan

(Full title of the plan)

Robert J. Palmisano

President and Chief Executive Officer

Wright Medical Group N.V.

Prins Bernhardplein 200

1097 JB Amsterdam, The Netherlands

(+ 31) 20 675 4002

(Name and address and telephone number, including area code, of agent for service)

Copies requested to:

Amy E. Culbert, Esq. Oppenheimer Wolff & Donnelly LLP 222 South Ninth Street, Suite 2000 Minneapolis, Minnesota 55402 (612) 607-7287	James A. Lightman Senior Vice President, General Counsel and Secretary Wright Medical Group, Inc. 1023 Cherry Road Memphis, Tennessee 38117 (901) 867-9971

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)(3)	Proposed maximum offering price per share(4)	Proposed maximum aggregate offering price(4)	Amount of registration fee
Ordinary shares, par value €0.03 per share
New shares(1)	5,500,000 shares	$20.72	$113,960,000.00	$11,476
Carryover shares(2)	638,687 shares	$20.72	$13,233,594.64	$1,333

(1)	As described in the Explanatory Note, the number of ordinary shares, par value €0.03 per share (“Ordinary Shares”), of Wright Medical Group N.V. (the “Registrant”), referred to as “New Shares,” represents an increase in the total number of Ordinary Shares available for issuance under the Wright Medical Group N.V. Amended and Restated 2010 Incentive Plan, as such plan has been and may be amended hereafter from time to time (the “2010 Plan”). 1,199,296 Ordinary Shares have been registered previously under a prior Registration Statement on Form S-8 (Reg. No. 333-172553) and 2,700,000 Ordinary Shares have been registered previously under a prior Registration Statement on Form S-8 (Reg. No. 333-182452). On June 18, 2015, the Registrant’s shareholders approved the 2010 Plan, which, among other things, increased the number of Ordinary Shares available for issuance under the 2010 Plan by 5,500,000 shares, subject to and effective as of the effective time of the merger of Trooper Merger Sub Inc., an indirect, wholly-owned subsidiary of Tornier N.V. (which changed its name to Wright Medical Group N.V.), with and into Wright Medical Group, Inc.
(2)	As described in the Explanatory Note, the number of Ordinary Shares referred to as “Carryover Shares” consist of 638,687 shares that were previously registered by the Registrant under the Tornier N.V. Amended and Restated Stock Option Plan (the “Prior Plan”) on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 2, 2011 (Reg. No. 333-172553) and subject to options outstanding on February 2, 2011, and that may now be issued under the 2010 Plan due to the subsequent expiration, cancellation, forfeiture, cash settlement or other termination of such options. A post-effective amendment to the foregoing Form S-8 Registration Statement to deregister the Carryover Shares is being filed contemporaneously with the filing of this Registration Statement.
(3)	In addition, the maximum number of Ordinary Shares that may be issued under the 2010 Plan is subject to adjustment in accordance with certain provisions of the 2010 Plan. Accordingly, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Ordinary Shares of the Registrant that become issuable under the 2010 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Ordinary Shares.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) and (c) under the Securities Act and calculated based on the average of the high and low sales prices of the Ordinary Shares, as reported on the NASDAQ Global Select Market on September 29, 2015.

EXPLANATORY NOTE

On October 1, 2015, Trooper Merger Sub Inc., an indirect, wholly-owned subsidiary of Tornier N.V., merged with and into Wright Medical Group, Inc., with Wright Medical Group, Inc. surviving the merger as an indirect, wholly-owned subsidiary of Tornier N.V. (the “Merger”). Upon completion of the Merger, Tornier N.V. changed its name to Wright Medical Group N.V. (the “Registrant”).

The Tornier N.V. 2010 Incentive Plan (as such plan has been and may be amended hereafter from time to time, the “2010 Plan”) was initially approved by the Registrant’s shareholders at the Registrant’s annual general meeting of shareholders on August 26, 2010. On March 2, 2011, the Registrant filed a registration statement on Form S-8 (Reg. File No. 333-172553) with the Securities and Exchange Commission (the “SEC”) in connection with the registration of 1,199,296 ordinary shares to be issued under the 2010 Plan. On June 27, 2012, the Registrant’s shareholders approved an amendment to the 2010 Plan to increase the number of ordinary shares available for issuance under the 2010 Plan by 2,700,000 shares. On June 29, 2012, the Registrant filed a registration statement on Form S-8 (Reg. File No. 333-182452) with the SEC in connection with the registration of an additional 2,700,000 ordinary shares to be issued under the 2010 Plan. On June 18, 2015, the Registrant’s shareholders approved an amended and restated version of the 2010 Plan that, among other things, changed the name of the 2010 Plan to the “Wright Medical Group N.V. Amended and Restated 2010 Incentive Plan” and increased the number of ordinary shares available for issuance under the 2010 Plan by 5,500,000 shares (the “New Shares”), subject to and effective as of the effective time of the Merger.

The maximum number of ordinary shares available for issuance under the 2010 Plan includes the number of ordinary shares underlying options that were granted under the Tornier N.V. Amended and Restated Stock Option Plan (the “Prior Plan”) that were outstanding as of February 2, 2011 and subsequently undelivered following an expiration, cancellation, forfeiture, cash settlement, or other termination of such options (the “Carryover Shares”).

The purpose of this registration statement on Form S-8 (this “Registration Statement”) is (i) to register the New Shares, which consist of an additional 5,500,000 ordinary shares available for issuance under the 2010 Plan, and (ii) to carry forward to this Registration Statement the Carryover Shares, which consist of 638,687 ordinary shares that were previously subject to options granted under the Prior Plan that were registered on a registration statement on Form S-8 (Reg. No. 333-182452). The increase reflected by the New Shares was approved by the Registrant’s Board of Directors and shareholders. A post-effective amendment to the foregoing Form S-8 registration statement to deregister the Carryover Shares is being filed contemporaneously with the filing of this Registration Statement.

The number of ordinary shares available for issuance under the 2010 Plan may further be increased if options granted under the Prior Plan that were outstanding as of February 2, 2011 subsequently expire, are canceled, forfeited, settled in cash or otherwise terminate. In such case, the Registrant intends to file one or more additional registration statements on Form S-8 to carry forward the ordinary shares that were previously subject to such options and registered on a registration statement on Form S-8 (Reg. No. 333-182452).

Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s previously filed registration statements on Form S-8 (Reg. File No. 333-172553 and Reg. File No. 333-182452), including, without limitation, periodic reports that the Registrant filed, or will file, after this Registration Statement to maintain current information about the Registrant, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, with the exception of Items 3 and 8 of Part II of such prior registration statement, each of which is amended and restated in its entirety herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*	The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus as required by Section 10(a) of the Securities Act. Upon written or oral request, the Registrant will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The Registrant will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed with the SEC are incorporated by reference into this Registration Statement:

(a)	The Registrant’s annual report on Form 10-K for the fiscal year ended December 28, 2014;

(b)	The Registrant’s quarterly reports on Form 10-Q for the fiscal quarters ended March 29, 2015 and June 28, 2015;

(c)	The Registrant’s current reports on Form 8-K filed with the SEC on January 29, 2015, February 2, 2015, March 16, 2015, April 28, 2015, May 29, 2015, June 19, 2015, September 3, 2015 and October 1, 2015;

(d)	Wright Medical Group, Inc.’s annual report on Form 10-K for the fiscal year ended December 31, 2014, as amended;

(e)	Wright Medical Group, Inc.’s quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2015 and June 30, 2015;

(f)	Wright Medical Group, Inc.’s current reports on Form 8-K filed with the SEC on January 29, 2015, February 2, 2015, February 13, 2015, April 15, 2015, May 29, 2015, June 18, 2015 and October 1, 2015; and

(g)	The description of the Registrant’s ordinary shares contained in its registration statement on Form S-4, as amended (Reg. No. 333-201175), under the heading “Description of Tornier Ordinary Shares” and any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed with the SEC by the Registrant (other than portions of such documents which are furnished and not filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the time of filing of such documents with the SEC.

Any statement contained in the documents incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference into this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.	Indemnification of Directors and Officers

The Registrant’s articles of association provide that the Registrant shall indemnify any of its directors against all adverse financial effects incurred by such person in connection with any action, suit or proceeding if such person acted in good faith and in a manner that reasonably could be believed to be in or not opposed to the Registrant’s best interests.

In addition, the Registrant has entered into indemnification agreements with its directors and officers, which are governed by the laws of the State of Delaware (USA), and provides, among other things, for indemnification to the fullest extent permitted by law and the Registrant’s articles of association.

The Registrant currently maintains liability insurance for its directors and officers. Such insurance would be available to the Registrant’s directors and officers in accordance with its terms.

Item 8.	Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description

4.1	Articles of Association of Wright Medical Group N.V. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 1, 2015 (File No. 001-35065))

4.2	Registration Rights Agreement, dated July 16, 2010, by and among the investors on Schedule I thereto, the persons listed on Schedule II thereto and Tornier B.V. (incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 filed with the SEC on August 11, 2010 (Reg. No. 333-167370))

Exhibit No.	Description

4.3	Amendment and Waiver to Registration Rights Agreement, dated as of October 4, 2012, by and among the Investors and the Registrant (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3 filed with the SEC on October 17, 2012 (Reg. No. 333-184461)

4.4	Securityholders’ Agreement, dated July 18, 2006, by and among the parties listed on Schedule I thereto, KCH Stockholm AB, Alain Tornier, Warburg Pincus (Bermuda) Private Equity IX, L.P., and TMG B.V. (predecessor to Tornier B.V.) (incorporated by reference to Exhibit 10.28 to the Registrant’s Amendment No. 3 to Registration Statement on Form S-1 filed with the SEC on September 14, 2010 (Reg. No. 333-167370))

4.5	Amendment No. 1 to the Securityholders’ Agreement, dated August 27, 2010, by and among the Securityholders on Schedule I thereto and Tornier B.V. (incorporated by reference to Exhibit 10.37 to the Registrant’s Amendment No. 3 to Registration Statement on Form S-1 filed with the SEC on September 14, 2010 (Reg. No. 333-167370))

5.1	Opinion of Stibbe N.V. as to the validity of the shares to be issued (filed herewith)

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, with respect to Tornier N.V. (filed herewith)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm, with respect to Wright Medical Group, Inc. (filed herewith)

23.3	Consent of Stibbe N.V. (included as part of Exhibit 5.1)

24.1	Power of Attorney (filed herewith)

99.1	Wright Medical Group N.V. Amended and Restated 2010 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed with the SEC on June 19, 2015 (File No. 001-35065))

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on October 1, 2015.

WRIGHT MEDICAL GROUP N.V.

By:	/s/ Robert J. Palmisano
Robert J. Palmisano
President, Chief Executive Officer and Executive Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/s/ Robert J. Palmisano Robert J. Palmisano	President, Chief Executive Officer and Executive Director (principal executive officer)	October 1, 2015

/s/ Lance A. Berry	Senior Vice President and Chief Financial Officer	October 1, 2015
Lance A. Berry	(principal financial officer)

/s/ Gary D. Blackford	Non-Executive Director	October 1, 2015
Gary D. Blackford

/s/ Sean D. Carney	Non-Executive Director	October 1, 2015
Sean D. Carney

/s/ John L. Miclot	Non-Executive Director	October 1, 2015
John L. Miclot

/s/ David H. Mowry	Executive Director	October 1, 2015
David H. Mowry

Name and Signature	Title	Date

/s/ Kevin C. O’Boyle	Non-Executive Director	October 1, 2015
Kevin C. O’Boyle

/s/ Amy S. Paul	Non-Executive Director	October 1, 2015
Amy S. Paul

/s/ David D. Stevens	Chairman of the Board	October 1, 2015
David D. Stevens

/s/ Richard F. Wallman	Non-Executive Director	October 1, 2015
Richard F. Wallman

/s/ Elizabeth H. Weatherman	Non-Executive Director	October 1, 2015
Elizabeth H. Weatherman

WRIGHT MEDICAL GROUP N.V.

REGISTRATION STATEMENT ON FORM S-8

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

4.1	Articles of Association of Wright Medical Group N.V.	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 1, 2015 (File No. 001-35065)

4.2	Registration Rights Agreement, dated July 16, 2010, by and among the investors on Schedule I thereto, the persons listed on Schedule II thereto and Tornier B.V.	Incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 filed with the SEC on August 11, 2010 (Reg. No. 333-167370)

4.3	Amendment and Waiver to Registration Rights Agreement, dated as of October 4, 2012, by and among the Investors and the Registrant	Incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3 filed with the SEC on October 17, 2012 (Reg. No. 333-184461)

4.4	Securityholders’ Agreement, dated July 18, 2006, by and among the parties listed on Schedule I thereto, KCH Stockholm AB, Alain Tornier, Warburg Pincus (Bermuda) Private Equity IX, L.P., and TMG B.V. (predecessor to Tornier B.V.)	Incorporated by reference to Exhibit 10.28 to the Registrant’s Amendment No. 3 to Registration Statement on Form S-1 filed with the SEC on September 14, 2010 (Reg. No. 333-167370)

4.5	Amendment No. 1 to the Securityholders’ Agreement, dated August 27, 2010, by and among the Securityholders on Schedule I thereto and Tornier B.V.	Incorporated by reference to Exhibit 10.37 to the Registrant’s Amendment No. 3 to Registration Statement on Form S-1 filed with the SEC on September 14, 2010 (Reg. No. 333-167370)

5.1	Opinion of Stibbe N.V. as to the validity of the shares to be issued	Filed herewith

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, with respect to Tornier N.V.	Filed herewith

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm, with respect to Wright Medical Group, Inc.	Filed herewith

23.3	Consent of Stibbe N.V.	Included as part of Exhibit 5.1

24.1	Power of Attorney	Filed herewith

99.1	Wright Medical Group N.V. Amended and Restated 2010 Incentive Plan	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed with the SEC on June 19, 2015 (File No. 001-35065)